Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

February 26, 2024

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Ladies and Gentlemen:

We have acted as counsel to TPG Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed on the date hereof (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the resale by one or more selling stockholders to be identified in one or more prospectus supplements of an indeterminate number of shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, incorporated by reference as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the Amended and Restated Exchange Agreement, dated as of November 1, 2023 (the “Exchange Agreement”), among the Company, TPG Operating Group II, L.P. (“TOG”), TPG OpCo Holdings, L.P., TPG Operating Group I, L.P., TPG Operating Group III, L.P. and the holders of common units of TOG ; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that: (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become, and remain, effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been

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issued and remain in effect, in each case, at the time the Shares are offered and sold, as contemplated by the Registration Statement; (ii) the Company has timely filed all necessary reports pursuant to the Securities and Exchange Act of 1934, which are incorporated into the Registration Statement by reference; (iii) a prospectus supplement will have been filed with the Commission identifying the selling stockholders of the Shares and describing the Shares offered thereby and will at all relevant times comply with all applicable laws; (iv) any Shares to be issued and delivered pursuant to the Exchange Agreement will be so issued and delivered in accordance with the terms of the Exchange Agreement; (v) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (vi) any agreement with respect to the issuance, offering or sale of any Shares will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholders and the other party or parties thereto.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable or, when issued and delivered in accordance with the terms of the Exchange Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP